REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees and Shareholders of MLIG Variable Insurance Trust:
In planning and performing our audit of the financial statements of MLIG Variable Insurance
Trust (the "Trust"), including Roszel/Marsico Large Cap Growth Portfolio, Roszel/Lord Abbett
Affiliated Portfolio, Roszel/Allianz CCM Capital Appreciation Portfolio, Roszel/Lord Abbett
Mid Cap Value Portfolio, Roszel/Seligman Mid Cap Growth Portfolio, Roszel/Allianz NFJ
Small Cap Value Portfolio, Roszel/JPMorgan Small Cap Growth Portfolio, Roszel/Delaware
Trend Portfolio, Roszel/Lord Abbett Bond Debenture Portfolio, Roszel/Lord Abbett Large Cap
Value Portfolio, Roszel/ Davis Large Cap Value Portfolio, Roszel/ Blackrock Equity Dividend
Portfolio (formerly Roszel/BlackRock Relative Value Portfolio), Roszel/Fayez Sarofim Large
Cap Core Portfolio, Roszel/AllianceBernstein Large Cap Core Portfolio, Roszel/Loomis Sayles
Large Cap Growth Portfolio, Roszel/Rittenhouse Large Cap Growth Portfolio, Roszel/Allianz
NFJ Mid Cap Value Portfolio (formerly Kayne Anderson Rudnick Small-Mid Cap Value
Potfolio), Roszel/Cadence Mid Cap Growth Portfolio (formerly Roszel/Franklin Mid Cap
Growth Portfolio), Roszel/NWQ Small Cap Value Portfolio, Roszel/Delaware Small-Mid Cap
Growth Portfolio, Roszel/Lazard International Portfolio, Roszel/JPMorgan International Equity
Portfolio (formerly Roszel/William Blair International Portfolio), Roszel/Lord Abbett
Government Securities Portfolio, and Roszel/BlackRock Fixed-Income Portfolio, as of and for
the year ended December 31, 2008, in accordance with the standards of the Public Company
Accounting Oversight Board (United States), we considered the Trust's internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting.  Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting.  In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.  A trust's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  A trust's internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the trust; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the trust are being made only in accordance with authorizations of management and trustees of the trust; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of a company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements.  Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis.  A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the trust's annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust's internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).  However, we noted no deficiencies in the Trust's internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of
December 31, 2008.

This report is intended solely for the information and use of management and the Trustees of
MLIG Variable Insurance Trust and the Securities and Exchange Commission and is not
intended to be, and should not be, used by anyone other than these specified parties.

DELOITTE & TOUCHE LLP
Boston, Massachusetts
February 19, 2009

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